OPTION FOR PURCHASE OF REAL PROPERTY

This OPTION FOR PURCHASE OF REAL PROPERTY (hereafter referred to as "Option") is made between TERRY A. HOURIGAN, TRUSTEE of the Terry A. Hourigan 2003 Revocable Trust dated 5/23/03 ("Seller"), and EMPYREAN HOLDINGS, INC., a Nevada corporation ("Buyer"). Seller hereby grants Buyer an option to purchase real property on the terms and conditions described below.

1. Effect of Current Project.

a. Seller is currently processing a parcel map application with the County of Santa Barbara to subdivide 1118 N. Patterson, Santa Barbara, CA 93111 (the "Project"). The Project will consist of 9 lots, 6 new single-family residences, 2 existing residences, and one common open space lot.

b. Seller agrees not to materially change the Project prior to recordation of the Final Map.

c. Sale of the Property is restricted by the Subdivided Lands Act in that escrow cannot close and the sale concluded without the approval and recording of the final Tract Map approved by the County. Government Code §66499.30

d. Sale of the Property is restricted in that escrow cannot close and the sale concluded without the issuance of a public report from the Department of Real Estate. Business & Professions Code §11018.2

e. Sale of the Property will be considered a material change in the offering, and will require reporting sale to the Department of Real Estate, unless reflected in the original public report. 10 Cal. Administrative Code §2800.

f. Sale is conditioned upon Buyer creating an acceptable set of CC&R's and road maintenance for any use of the Property, to be recorded at or near the time of recordation of the Final Map, at the expense of Buyer.

2. Property Identification. The real property to be sold is commonly known as that portion of 1118 N. Patterson, Santa Barbara, CA 93111, to be known as Lots 1 through 8, and shared use of Lot 9 of (currently Tentative) Tract Map no. 14,604, being a portion of current Santa Barbara County Tax Assessor's Parcel Numbers 069-060-040. The property being sold will be referred to herein as the "Property." Property shall include all entitlements granted by government agencies.

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3. Option and Term. Option is available from August 1, 2008 through recordation of the Final Map for the Project, which is estimated to be within fourteen months. The Option expires if (a) the Project is not approved, (b) if the Option is not extended as provided herein, or (c) at a maximum no later 90 days after recordation of the Final Map. Seller to provide Buyer with written notice of final governmental approval of the Map.

4. Exercise of Option. This Option may be exercised on the following conditions:

a. Buyer has fully complied with all terms and the payment of all consideration of the Option to date, and is in compliance with the Purchase Agreement until close of escrow.

b. Buyer will close escrow and take title no later than 30 days after exercise of Option or the Option will expire, unless extended.

c. Exercise of Option must be no later than thirty (30) days prior to the close of escrow.

d. If it appears to one of the parties that the County Final Map approval process will extend beyond October 1, 2010, no later than August 1, 2009, Seller can extend the escrow by requesting two additional $50,000 Option Deposit payments, with the first payment due no later than three months after the request, or December 1, 2010, whichever is earlier, and the final payment due on the earlier of close of escrow, or January 1, 2011. These additional extension payments (called Option Deposits) shall be credited to the purchase price if the Option is timely exercised.

5. Consideration.

a. The consideration for this Option is payment of the Option Deposits described herein, payment of the Development Costs for the Project, $50,000 of restricted Empyrean Holdings, Inc. Stock, and payment of $100,000 of Personal Loans borrowed by Seller at a 15% interest rate from November 1, 2008, to be credited towards the purchase price. Payment of the Development Costs is non-refundable. Payment of the Option Deposits may be credited only on the terms set forth herein. If the Option is not exercised, the Option Deposits paid are not refundable under any circumstances.

(1) Empyrean Holdings, Inc. may repurchase the forementioned stock for $50,000 cash before the end of the 6-month restriction period.

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(2) 1/3 of the current Personal Loans balance must be repaid with each of the initial 3 Option Deposits described herein.

b. The purchase price for the Property is

(1) $5,800,000, all cash to Seller at close of escrow, with a credit for Option Deposits paid, without interest on said Option Deposits.

(2) Option Deposit payments are: November 1, 2009: $100,000; December 1, 2009: $100,000; January 1, 2010: $100,000; and the additional Option Deposits of $50,000 on or before November 1, 2009, and $50,000 on or before February 1, 2010, the latter two payments being required only if an extension is requested as stated above.

c. From and after execution of the Option, Buyer shall assume responsibility for and payment of remaining Development Costs. Payments by Buyer towards the Development Costs are not to be credited to the Purchase Price.

6. Terms Relating to Option.

a. At a time prior to final cash payment due from Buyer to Seller, Seller may terminate this Option, in its sole discretion, and within sixty (60) days thereafter, deliver to Buyer its Development Costs and Building Costs paid plus an amount equal to 15% per annum of the Development and Building Costs, calculated monthly, on the project (e.g. if Empyrean puts in $100,000 and this Termination Right is exercised, Seller will return $100,000 plus 15% on said sum, calculated monthly to the date of return of funds).

b. Development Costs and Building Costs as defined in the Purchase Agreement.

7. Purchase Terms. The terms of the purchase are:

a. Property is sold "as is", in its condition as it exists at the time of execution of the Option, subject to County conditions imposed on the Project.

b. Buyer will accept the Property subject to the terms of the Purchase Agreement attached hereto.

c. The Development and Building Costs of Buyer to pay for the completion of the mapping process or interim renovation of existing residences are not a reimbursable expense to the Buyer, nor are to be credited in the purchase under any conditions.

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d. Buyer will cooperate in Seller's tax-deferred exchange, at no cost or delay to Buyer.

8. Notices. Any notice required by this Option shall be given only in writing, and delivered to the parties either personally, or by mail, confirmed by notice of receipt by fax or orally, to the locations in the Purchase Agreement

9. Miscellaneous Provisions.

a. Each of the parties hereto have had the right to independent legal, financial and tax advice concerning their respective rights and duties under this Option. While this Option was initially drafted by counsel for Seller, Buyer has had the right to negotiation of the terms of all documents related to this transaction.

b. There are no other separate agreements or understandings between the parties.

c. This Option shall be binding on all heirs, assigns, or successors of whatever nature of the parties. The unenforceability, and validity or illegality of any provision of the Option, or any of the documents attached, shall not render the other provisions unenforceable, invalid or illegal.

d. In any action or proceeding arising out of this Option or the Contract, the prevailing party shall be entitled to reasonable attorneys' fees.

e. A breach is considered a default if not cured within 5 days of Notice. Upon Default, this Option shall immediately expire.

f. Until close of escrow, Buyer is only an agent for Seller dealing with the Property with no right or power to bind Seller for any costs or expenses; the Property shall not be subject to any Mechanic's liens for work of Buyer. Buyer shall inform Seller of any work to be done and shall keep the Property free from any lien claims.

Terry A. Hourigan 2003 Revocable Trust dated 5/23/03

DATED: 7-8-09, 2009.

Terry A. Hourigan, Trustee,
Seller

Empyrean Holdings, Inc.

DATED: July 7, 2009.

By [signature]
Name: ROBERT L. LEE
President of Buyer

DATED: July 7, 2009.

By [signature]
Name: ROBERT L. LEE
Secretary of Buyer